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                                                                   EXHIBIT 10.01



                       AMENDMENT NO. 1 TO PROMISSORY NOTE

                              Stamford, Connecticut            September 5, 1997



      Reference is made to a Promissory Note (the "Note") dated August 4, 1992 in the original principal amount of $[330,000.00] [38,500.00] made by [Samuel V. Filoromo][Theresa L. Rudolph] ("Maker") in favor of Life Re Corporation ("Lender").

      Whereas, Lender has indicated its willingness to extend the repayment period under the Note, and in that connection Maker has indicated his willingness to amend the Note as provided for in this Amendment No. 1 to Promissory Note (the "Amendment").

      Now, therefore, in consideration of the above premises, the Maker hereby amends the Note as follows:

      1. Definitions. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Note after giving effect to this Amendment.

      2. Amendment to Second Full Paragraph of Note. The second full paragraph of the Note is hereby amended by deleting it in its entirety and replacing it with the following second paragraph:

      "Interest on the principal balance hereof from time to time remaining unpaid prior to maturity shall accrue at a rate per annum ("Rate") equal to the lesser of (a) 6.34% or (b) the Maximum Interest Rate, calculated on the basis of a [365] [360]-day year. At the end of each calendar quarter, all interest on this Note accrued for such quarter shall be added to the principal balance."

      3. Amendment to Fourth Full Paragraph of Note. The fourth full paragraph of the Note is hereby amended by deleting it in its entirety and replacing it with the following paragraph:

      "On the earlier to occur of (i) thirty (30) days after the termination of Maker's employment relationship with Lender; (ii) the sale or transfer by Maker of all or any portion of the Collateral; or (iii) December 31, 1997, Maker will pay to Lender all principal and accrued interest outstanding under this Note. In any such event, the Lender shall immediately and automatically release any interest it has in the Collateral without the need for any further action on the part of the Lender. In such event, this Note shall become an unsecured Note until Maker has repaid the Note as provided for in this fourth full paragraph of the Note; provided, however, that if such repayment does not occur within a period of three business days (the "Unsecured Period") after the occurrence of any such events, the Lender shall have recourse against any and all assets of Maker. In that connection, and only after the expiration of, and Maker's failure to repay during, the Unsecured Period, Maker hereby grants Lender, upon expiration of the Unsecured Period, a security interest in any and all of Maker's assets, including both real and personal property, and agrees that Lender is and shall be entitled to
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      take such legal action as Lender deems necessary to fully secure its interest in, and provide for repayment of, all principal and interest due and owing Lender under the Note. In this event, the parties hereto agree that the ninth full paragraph of the Note shall be deleted and of no further force and effect."

      4. No Other Amendments. Except as expressly amended herein, the Note shall be unmodified and shall continue to be in full force and effect in accordance with its terms.

      5. Outstanding Indebtedness. Maker hereby acknowledges that as of June 30, 1997, the aggregate outstanding principal and accrued interest owing under the Note was $[449,415.41] [52,655.42] and that such principal and accrued interest is payable pursuant to the Note, as amended hereby, without offset, withholding, counterclaim or deduction of any kind.

      6. Governing Law. This Amendment shall be governed by, and interpreted in accordance with, the law of the State of Connecticut.

      IN WITNESS WHEREOF, Maker has executed this Amendment No. 1 to Promissory Note as of the day, month and year first above written.

                                  /s/ [Samuel V. Filoromo]/[Theresa L. Rudolph]
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